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Exhibit 99.1

Excerpt from Press Release by Universal Access Global Holdings Inc. dated November 13, 2002.

        Universal Access Global Holdings Inc. (Nasdaq: UAXS) today announced that its Board of Directors has appointed Lance Boxer as Interim CEO, effective today, and has also appointed him to the Board as a Class I director. Founder Patrick Shutt has resigned as Chairman, President and CEO, but will remain on the Board. The Universal Access Board also announced that it has commenced a search for a new CEO, and will elect a new Chairman.

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  Exhibit 99.1